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EXHIBIT 23.2

                          Independent Auditors' Consent

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Reality Wireless Networks, Inc., of our report dated December 30, 2002 which appears in the Registrants For 10-KSB for the year ended September 30, 2002.

/s/ Malone & Bailey, PLLC
Houston, Texas

July 9, 2003




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